UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 14, 2018

EQUITY COMMONWEALTH

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

Two North Riverside Plaza, Suite 2100, Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 646-2800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On March 14, 2018, the Board of Trustees of Equity Commonwealth (the “Company”) approved the filing with the State Department of Assessments and Taxation of the State of Maryland (“SDAT”) of Articles Supplementary (the “Articles Supplementary”) redesignating and reclassifying the Company’s 11,500,000 Series E Preferred Shares as unclassified preferred shares.  All of the Company’s outstanding Series E Preferred Shares were redeemed in May of 2016 and no Series E Preferred Shares were issued since that time.  The Company filed the Articles Supplementary with SDAT on March 14, 2018.

The foregoing description of the Articles Supplementary is not complete and is subject to and qualified in its entirety by reference to the Articles Supplementary, a copy of which is attached as Exhibit 3.1, and which Articles Supplementary are incorporated herein by reference.

Regulation FD Disclosures

We may use any of the following to comply with our disclosure obligations under Regulation FD: press releases, SEC filings, public conference calls, or our website. We routinely post important information on our website at www.eqcre.com, including information that may be deemed to be material. We encourage investors and others interested in the company to monitor these distribution channels for material disclosures.

Item 9.01. Financial Statements and Exhibit.

(d)                              Exhibit

Exhibit Number	Description
3.1	Articles Supplementary Redesignating and Reclassifying 11,500,000 Series E Cumulative Redeemable Preferred Shares as Unclassified Preferred Shares

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY COMMONWEALTH

	By:	/s/ Orrin S. Shifrin
	Name:	Orrin S. Shifrin
	Title:	Executive Vice President, General Counsel and Secretary

Date: March 15, 2018